As filed with the Securities and Exchange Commission on January 14, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONEXANT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	25-1799439
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard
Newport Beach, California 92660-3095
(949) 483-4600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Peterson, Esq.
Senior Vice President, Chief Legal Officer and Secretary
Conexant Systems, Inc.
4000 MacArthur Boulevard
Newport Beach, California 92660-3095
(949) 483-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andor D. Terner, Esq.
John-Paul Motley, Esq.
O’Melveny & Myers LLP
610 Newport Center Dr., Suite 1700
Newport Beach, California 92660
(949) 760-9600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities to be Registered(1)	Offering Price	Fee(2)
Common Stock, par value $0.01 per share(3)(4)
Preferred Stock, no par value(4)
Debt Securities	$100,000,000	$7,130
Warrants(5)
Units

(1)	This registration statement covers an indeterminate number of common stock, preferred stock, debt securities (including senior debt securities and subordinated debt securities) and warrants of Conexant Systems, Inc. as may from time to time be issued at indeterminate prices, in U.S. dollars or the equivalent thereof in any other currency, composite currency or currency unit, as shall result in an aggregate initial offering price for all securities in an amount not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. This registration statement also covers such additional number of securities that may become issuable as a result of any stock splits, stock dividends or similar transactions relating to the securities registered hereunder.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.
(3)	Shares of common stock may be issuable upon conversion of shares of preferred stock registered hereunder. No separate consideration will be received for such shares of common stock.
(4)	Shares of preferred stock or common stock may be issuable upon conversion of debt securities registered hereunder. No separate consideration will be received for such preferred stock or common stock.
(5)	Warrants represent rights to purchase common stock, preferred stock and/or debt securities registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2010

PROSPECTUS

$100,000,000

CONEXANT SYSTEMS, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer, from time to time, in one or more series:

•	shares of our common stock;

•	shares of our preferred stock;

•	senior and/or subordinated debt securities;

•	warrants to purchase common stock, preferred stock and/or debt securities; and

•	units consisting of two or more of these classes or series of securities.

We may sell any combination of these securities in one or more offerings, up to an aggregate offering price of $100,000,000, on terms to be determined at the time of offering.

This prospectus provides you with a general description of the securities that we may offer and sell from time to time. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities offered and may also add, update or change the information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may offer and sell these securities directly to you, through agents we select or through underwriters or dealers we select. If any agent, dealer or underwriter is involved in the sale of our securities, we will name them and describe their compensation in a prospectus supplement.

Our shares of common stock are quoted on the Nasdaq Global Select Market under the symbol “CNXT.” On January 14, 2010 the closing sale price of our common stock, as reported on the Nasdaq Global Select Market, was $3.00 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is          , 2010.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus and that we have referred you to. No dealer, salesperson or other person is authorized to give information that is different. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or in any prospectus supplement is correct only as of the date on the front of those documents, regardless of the time of the delivery of this prospectus or any prospectus supplement or any sale of these securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer common stock, preferred stock, debt securities, warrants or units from time to time in one or more offerings up to a total public offering price of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. If required, each time securities are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities. A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. As permitted by the SEC’s rules, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and the securities, we refer you to the registration statement and to the exhibits and schedules filed with it. Statements contained in this prospectus as to the contents of any contract or other documents referred to are not necessarily complete. We refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all aspects by such reference.

We file reports with the SEC on a regular basis that contain financial information and results of operations. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website site at http://www.sec.gov that contains reports, proxy statements, information statements and other information filed electronically with the SEC. You may also obtain information about us at our website at http://www.conexant.com. However, the information on our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

To avoid repeating information in this prospectus that we have already filed with the SEC, we have incorporated by reference the filings (File No. 000-24923) listed below. This information is considered a part of this prospectus. These documents are as follows:

•	Our annual report on Form 10-K for our fiscal year ended October 2, 2009 (filed on November 27, 2009), as amended by Amendment No. 1 on Form 10-K/A (filed on December 22, 2009);

•	Our current reports on Form 8-K filed on October 14, 2009, November 3, 2009, November 13, 2009, November 18, 2009, November 20, 2009, November 23, 2009, December 3, 2009, December 11, 2009 and December 24, 2009 (with respect to Items 1.01, 5.03, 8.01 and Exhibits 3.2 and 99.2 of Item 9.01 only); and

•	The description of our common stock contained in Item 11 of our Registration Statement on Form 10, as amended (File No. 000-24923), including any amendment or report filed that updates such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated in this prospectus by reference. Requests for such copies should be directed to our Secretary at Conexant Systems, Inc., 4000 MacArthur Boulevard, Newport Beach, California 92660-3095, telephone number (949) 483-4600.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently-filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecasts,” and the like, the negatives of such expressions, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning:

•	our beliefs, subject to the qualifications expressed, regarding the sufficiency of our existing sources of liquidity and cash to fund our operations, research and development, anticipated capital expenditures and our working capital needs for at least the next 12 months and whether we will be able to repatriate cash from our foreign operations on a timely and cost-effective basis;

•	our belief that we will be able to sustain the recoverability of our goodwill, intangible and tangible long-term assets;

•	expectations that we will have sufficient capital to repay our indebtedness as it becomes due and to finance our ongoing business and operations;

•	expectations that we will be able to continue to meet NASDAQ listing requirements;

•	expectations regarding the market share of our products, growth in the markets we serve and our market opportunities;

•	expectations regarding price and product competition;

•	continued demand and future growth in demand for our products in the communications, PC and consumer markets we serve;

•	our plans and expectations regarding the transition of our semiconductor products to smaller line width geometries;

•	our product development plans;

•	our expectation that our largest customers will continue to account for a substantial portion of our revenue;

•	expectations regarding our contractual obligations and commitments;

•	our expectation that we will be able to protect our products and services with proprietary technology and intellectual property protection;

•	our expectation that we will be able to meet our lease obligations (and other financial commitments); and

•	our expectation that we will be able to continue to rely on third party manufacturers to manufacture, assemble and test our products to meet our customers’ demands.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. You are urged to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including, but not limited to, those factors set forth in our most recent Annual Report on Form 10-K under the caption “Risk Factors,” and any of those made in our other reports filed with the SEC. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Additional risks relating to our business, the industries in which we operate or any securities we may offer and sell under this prospectus may be described from time to time in our filings with the SEC. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

ABOUT CONEXANT SYSTEMS, INC.

We design, develop and sell semiconductor system solutions, comprised of semiconductor devices, software and reference designs, for imaging, audio, embedded-modem, and video applications. These solutions include a comprehensive portfolio of imaging solutions for multifunction printers, fax platforms, and “connected” frame market segments. Our audio solutions include high-definition (HD) audio integrated circuits, HD audio codecs, and speakers-on-a-chip solutions for personal computers (PCs), PC peripheral sound systems, audio subsystems, speakers, notebook docking stations, voice-over-IP speakerphones, intercom, door phone, and audio-enabled surveillance applications. We also offer a full suite of embedded-modem solutions for set-top boxes, point-of-sale systems, home automation and security systems, and desktop and notebook PCs. Additional products include decoders and media bridges for video surveillance and security applications, and system solutions for analog video-based multimedia applications.

We market and sell our semiconductor products and system solutions directly to leading original equipment manufacturers (OEMs) of communication electronics products and indirectly through electronic components distributors. We also sell our products to third-party electronic manufacturing service providers, who manufacture products incorporating our semiconductor products for OEMs.

We were incorporated in Delaware in September 1996 and have been operating in the communications semiconductor business, including as part of the semiconductor systems business of Rockwell International Corporation (now Rockwell Automation, Inc.) since that time. We have been an independent public company since January 1999, following our spin-off from Rockwell. Since then, we have transformed our company from a broad-based communications semiconductor supplier into a fabless communications semiconductor supplier focused on delivering the technology and products for imaging, audio, embedded-modem, and video applications.

Our principal corporate office is located at 4000 MacArthur Boulevard, Newport Beach, CA 92660, and our main telephone number at that location is (949) 483-4600. We maintain a website at www.conexant.com. None of the information contained on our website or on websites linked to our website is part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and in the applicable prospectus supplement.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from any sale of our securities under this prospectus. We intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited, to repaying, redeeming or repurchasing existing debt, and for working capital, capital expenditures and acquisitions. Pending application of the net proceeds, we may initially invest the net proceeds in short-term investment grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges, for the periods indicated, are set forth below:

Fiscal Year(1)
2009	2008	2007	2006	2005

See footnote(2)	1.17	See footnote(2)	1.57	0.35

(1)	Our fiscal year ends on the Friday nearest to September 30 of each year.

(2)	For purposes of calculating this ratio, earnings consist of income (loss) from continuing operations before (i) income taxes and (ii) income (loss) from equity method investments, plus the addition of (i) distributed income of equity investees and (ii) fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and the portion of rent expense which we believe is representative of the interest component of rental expense. For fiscal years 2009 and 2007, earnings were insufficient to cover fixed charges by approximately $22.4 million and $217.8 million, respectively.

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our common and preferred stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation and bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of these securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of:

•	100,000,000 shares of common stock, par value $0.01 per share; and

•	25,000,000 shares of preferred stock, no par value.

As of December 22, 2009, there were 65,029,932 shares of common stock outstanding and no shares of preferred stock outstanding.

Certain of the provisions described under this section entitled “Description of Capital Stock” could have the effect of discouraging transactions that might lead to a change of control of Conexant.

Our restated certificate of incorporation and by-laws:

•	establish a classified board of directors, whereby our directors are elected for staggered terms in office so that only one-third of our directors stand for election in any one year;

•	require stockholders to provide advance notice of any stockholder nominations for directors or any proposal of new business to be considered at any meeting of stockholders;

•	require a supermajority vote to remove a director or to amend or repeal certain provisions of our restated certificate of incorporation or by-laws;

•	preclude stockholders from acting by written consent without a meeting of stockholders; and

•	preclude stockholders from calling a special meeting of stockholders.

Common Stock

Holders of common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefor. Dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or set aside. In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of any outstanding preferred stock.

Each holder of shares of common stock will be entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock will be entitled to cumulate votes in voting for directors. Our restated certificate of incorporation provides that, unless otherwise determined by our board of directors, no holder of shares of common stock will have any right to purchase or subscribe for any stock of any class that we may issue or sell.

Preferred Stock

Our restated certificate of incorporation permits us to issue up to 25,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. The powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock of any series will be fixed by the certificate of designation relating to such series, which will specify the terms of the preferred stock, including:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the liquidation preference, if any;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the restrictions on the issuance of shares of the same series or any other class or series; and

•	the voting rights, if any, of the shares of the series.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Anti-Takeover Provisions

We are governed by the Delaware General Corporation Law, or DGCL. Our certificate of incorporation and bylaws contain provisions that could make more difficult the acquisition of the company by means of a tender offer, a proxy contest or otherwise.

Classified Board

Our certificate of incorporation provides that our directors, other than those who may be elected by the holders of preferred stock or any other series or class of stock, shall be divided into three classes of directors, as nearly equal in number as possible, with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding annual meeting after election. The classification of the board has the effect of requiring at least two annual stockholders meetings, instead of one, to replace a majority of the members of the board of directors.

Supermajority Vote

Our certificate of incorporation provides that the affirmative vote of at least 80% in voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class is required: (i) to remove any director from office at any time, which removal may only be for cause, (ii) in order for our stockholders to amend, alter or repeal our bylaws and (iii) to amend or repeal certain provisions of our certificate of incorporation, including those related to limiting liabilities of directors and removing directors.

Our restated certificate of incorporation also contains fair price provisions pursuant to which a Business Combination (as defined in our restated certificate of incorporation) between us or one of our subsidiaries and an Interested Shareowner (as defined in our restated certificate of incorporation) requires approval by the affirmative vote of the holders of not less than 80 percent of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the Business Combination is approved by at least two-thirds of the Continuing Directors (as defined in our restated certificate of incorporation) or certain fair price criteria and procedural requirements specified in the fair price provision are met. If either the requisite approval of our board of directors or the fair price criteria and procedural requirements were met, the Business Combination would be subject to the voting requirements otherwise applicable under the DGCL, which for most types of Business Combinations currently would be the affirmative vote of the holders of a majority of all of our outstanding shares of stock entitled to vote thereon. Any amendment or repeal of the fair price provisions, or the adoption of provisions inconsistent therewith, must be approved by the affirmative vote of the holders of not less than 80 percent of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless such amendment, repeal or adoption were approved by at least two-thirds of the Continuing Directors, in which case the provisions of the DGCL would require the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon.

Advance Notice Procedures

Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors at an annual or special meeting of the stockholders or bring other business before an annual meeting of the stockholders. This notice procedure provides that, in order to nominate candidates for election as directors or raise other matters at an annual meeting, the nominations must be made or the matters must be raised in the company’s notice of meeting, or by or at the direction of our board of directors, or by a stockholder who (i) is a stockholder of record at the time of giving notice as required by the bylaws, (ii) is entitled to vote at the meeting, and (iii) complies with the notice provisions of the bylaws. If our chairman or other officer presiding at a meeting determines that a person was not nominated or other business was not brought before the annual meeting in accordance with the notice procedure, that person will not be eligible for election as a director or that business will not be conducted at the meeting.

Special Meetings of Stockholders

Under our bylaws, stockholders may not call a special meeting of the stockholders and the only business to be conducted at a special meeting of the stockholders will be the business brought before the meeting pursuant to the company’s notice of meeting.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Global Select Market. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our board of directors also has the ability to issue shares of our authorized but unissued preferred stock in one or more series without further stockholder approval. The existence of authorized but unissued shares of common and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Action by Written Consent

Our bylaws do not permit stockholder action by written consent.

The overall effect of the foregoing provisions may be to deter a future tender offer. Stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business.

The Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholders owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is BNY Mellon Shareowner Services.

Listing

Our shares of common stock are quoted on the NASDAQ Global Select Market under the symbol “CNXT.”

DESCRIPTION OF DEBT SECURITIES

The following description discusses the general terms and provisions of the debt securities that we may offer by this prospectus. The debt securities will be issued as (i) senior debt securities, which will rank equally with all of our other unsubordinated debt, or (ii) subordinated debt securities, which will rank equally with all of our other subordinated debt.

We will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement. Unless otherwise indicated in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A will be the trustee under both the senior and subordinated indentures. The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to J.P. Morgan Trust Company, National Association, also acts as the trustee under the indenture, dated March 7, 2006, governing our 4% convertible subordinated notes.

Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. The indentures are subject to and governed by the Trust Indenture Act of 1939, or the Trust Indenture Act, and may be supplemented or amended from time to time following their execution. The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indentures. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indentures will be described in the prospectus supplement relating to the debt securities.

For more information about the debt securities offered by us, please refer to the indentures, which contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of terms used in the indentures. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities in the applicable prospectus supplement.

General

The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date(s);

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of or sell assets of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•	any other terms of the series of debt securities (which shall not be inconsistent with the provisions of the indentures, except as permitted by a supplemental indenture, but which may modify or delete any provisions of the indentures insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the U.S. or regulations thereunder or advisable (as determined by us) in connection with the marketing of the debt securities of the series.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Limited Restrictions

Unless we otherwise state in the prospectus supplement, the indentures do not limit our ability to incur debt and do not give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

Events of Default

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will periodically file statements with the indenture trustee regarding our compliance with the covenants in the indentures.

Remedies

Acceleration

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the indenture trustee or any holder.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity.

Rescission of Acceleration

After the declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the moneys due on any series of debt securities, the registered holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences by written notice to us and the indenture trustee, if:

•	we pay or deposit with the indenture trustee a sum sufficient to pay:

•	all matured interest, other than interest which has become due by declaration of acceleration;

•	the principal of and any premium which have become due other than by the declaration of acceleration and interest on these amounts;

•	interest on overdue interest, other than interest which has become due by declaration of acceleration, to the extent lawful; and

•	all amounts due to the indenture trustee under the indenture; and

•	all events of default with respect to the affected series, other than the nonpayment of the principal and interest (and premium, if any) which has become due solely by the declaration of acceleration, have been remedied or waived as provided in the indenture.

For more information as to waiver of defaults, see “Waiver of Default” below.

Control by Registered Holders; Limitations

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee, to institute the proceeding as trustee; and

•	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

Notice of Default

The indenture trustee is required to give the registered holders of the debt securities notice of any default under the indentures known by the indenture trustee to the extent required by the Trust Indenture Act, unless the default has been cured or waived. The Trust Indenture Act currently permits the indenture trustee to withhold notices of default (except for certain payment defaults) if the indenture trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

Waiver of Default

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Modification of Indentures; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “— Consolidation, Merger or Sale,” including to evidence the succession of another person to us and the assumption by any such successor of our obligations under the indenture and in the debt securities;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment of a successor trustee under the indenture;

•	to provide for uncertificated debt securities;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•	to add any additional events of default;

•	to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture;

•	to provide security for the debt securities of any series; or

•	to make any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect the interests of the holders of any series of debt securities or any related coupons in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	reduce the percentage of debt securities, the holders of which are required to consent to any supplemental indenture;

•	reduce the rate of interest or extend the time for payment of interest on such debt securities or reduce any premium payable upon the redemption thereof;

•	reduce the principal amount of such debt securities;

•	extend the fixed maturity of such debt securities; or

•	reduce the redemption or repurchase price of such debt securities or change the time at which such debt securities may or must be redeemed or repurchased.

Satisfaction and Discharge

An indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under such indenture, except as noted below, when, among other conditions:

•	all outstanding debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date or have been delivered to the indenture trustee for cancellation; and

•	we deposit with the indenture trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding debt securities of such series not delivered to the indenture trustee for cancellation.

We will remain obligated to pay all other amounts due under such indenture and to perform certain ministerial tasks to be described in the indenture.

Legal Defeasance and Covenant Defeasance

The indentures provide that we may elect to be:

•	discharged from (and be deemed to have satisfied) our obligations (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities), with respect to any series of debt securities, which we refer to as “legal defeasance”; and

•	released from our obligations under specified covenants with respect to any series of debt securities, which we refer to as “covenant defeasance.”

Among other conditions we must satisfy in order to effect a legal defeasance or a covenant defeasance is the deposit with the indenture trustee, in trust, of cash and/or Governmental Obligations (as defined in the indentures) which through the payment of interest and principal thereof in accordance with their terms will provide funds in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the indentures and such debt securities.

Such a trust may be established only if, among other things, we have delivered to the indenture trustee an opinion of counsel (who may be our counsel) to the effect that,

•	in the case of a legal defeasance, (x) we have received from the Internal Revenue Service a private letter ruling or there has been published by the Internal Revenue Service a revenue ruling pertaining to a comparable form of transaction, or (y) since the date of the execution of the applicable indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and

•	in the case of a covenant defeasance, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

Redemption

We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, all or any portion of the debt securities may be redeemed at our option at any time and from time to time. Unless otherwise specified in a resolution of our board of directors and in a supplemental indenture (including any pricing supplement) or in one or more certificates of one or more of our officers with respect to any debt securities, the debt securities will be redeemable upon notice by mail between 30 and 90 days prior to the redemption date. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the indenture trustee will select the debt securities to be redeemed by lot or in such manner as it deems appropriate and fair.

Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the debt security for redemption. If only part of a debt security is redeemed, the indenture trustee will deliver to you a new debt security of the same series for the unredeemed portion without charge.

Form, Authentication, Delivery, Exchange and Transfer

Form

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. We may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

Authentication and Delivery

The debt securities will be signed on our behalf by one of our officers and, to the extent necessary, under our corporate seal. A debt security will not be valid until authenticated manually by the indenture trustee, or by an authenticating agent duly appointed by the indenture trustee. Such signature will be conclusive evidence that the debt security so authenticated has been duly authenticated and delivered under the applicable indenture and that the holder is entitled to the benefits of the applicable indenture. At any time after the execution and delivery of the applicable indenture, we may deliver executed debt securities of any series to the indenture trustee for authentication, together with a written order by us for the authentication and delivery of such debt securities, and the indenture trustee in accordance with such order shall authenticate and deliver such debt securities.

The indenture trustee will not be required to authenticate any debt securities if the issuance of such debt securities pursuant to the applicable indenture will affect the indenture trustee’s own rights, duties or immunities under the debt securities and the applicable indenture or otherwise in a manner that is not reasonably acceptable to the indenture trustee.

Debt securities issued in global form will be delivered by the indenture trustee to the depositary or pursuant to the depositary’s instructions.

Exchange and Transfer

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we or the indenture trustee may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar that we initially designate for any debt securities. We may at any time designate additional security registrars or rescind the designation of any security registrar or approve a change in the office through which any security registrar acts.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The indenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Upon any request by us to the indenture trustee to take any action under an indenture, we will furnish to the indenture trustee (i) an officer’s certificate stating that all conditions precedent provided for in the applicable indenture relating to the proposed action have been complied with and (ii) an opinion of counsel stating that in the opinion of such counsel all such conditions precedent have been complied with. In the case of any request as to which the furnishing of certificates or opinions by us is specifically required by the applicable provision of an indenture, no additional certificates or opinions need be furnished by us.

Resignation and Removal of Trustee

The indenture trustee may resign at any time by giving written notice to us and the registered holders of debt securities of the applicable series. The indenture trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding debt securities of any series, and in certain circumstances may be removed by us.

No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee will become effective until the acceptance of appointment by a successor indenture trustee in accordance with the requirements of the indentures.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the indenture trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Any cash or Governmental Obligations we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities (“debt warrants”), preferred stock (“preferred stock warrants”) or common stock (“common stock warrants,” and collectively with the debt warrants and the preferred stock warrants, “warrants”). We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments principal, premium or interest on the securities purchasable upon the exercise.

Other Warrants

We will describe in the applicable prospectus supplement the terms of the preferred stock warrants and common stock warrants being offered, including the following:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the number of the warrants issued with each share of preferred stock or common stock;

•	any provisions for adjustment of the number or amount of shares of preferred stock or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock shares will be separately transferrable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire; and

•	the maximum or minimum number of the warrants which may be exercised at any time.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or common stock purchaseable upon the exercise. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of preferred stock and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will:

•	state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;

•	state whether we will apply to have the units traded on a securities exchange or securities quotation system; and

•	describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may distribute the securities from time to time in one or more transactions at

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Direct Sales

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any of the market offering of equity securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

Through Agents and Dealers

We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its apportionment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them, and any profit realized by them on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Shares of our common stock are quoted on the Nasdaq Global Select Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Underwriters, dealers or agents who may become involved in the sale of our securities may be customers of, engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by O’Melveny & Myers LLP.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended October 2, 2009, and the effectiveness of Conexant Systems, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the registration of the securities offered hereby are estimated as follows:

Securities and Exchange Commission registration fee	$7,130
Cost of printing and duplicating	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Trustee fees and expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)

Total	(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), the Amended and Restated Certificate of Incorporation (the “Certificate”) of Conexant Systems, Inc. (the “Company”) provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability for payments of dividends of stock purchased or redemptions in violation of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.

While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director’s breach of such director’s duty of care.

The DGCL provides for indemnification of directors, officers, employees and agents subject to certain limitations. Our bylaws and the appendix thereto provide for the indemnification of our directors, officers, employees and agents to the extent permitted by Delaware law. Our directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). We have entered into indemnity agreements with our directors, executive officers and certain other key employees whereby we have agreed to indemnify the directors and officers to the extent permitted by Delaware law.

The Company maintains directors’ and officers’ liability insurance policies insuring directors and officers of the Company for certain covered losses as defined in the policies.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.	Exhibits

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement.
2.1		Asset Purchase Agreement, dated as of April 21, 2009, by and between Conexant Systems, Inc. and Ikanos Communications, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on April 24, 2009).
2.2		Asset Purchase Agreement, dated April 29, 2008, by and between the Company and NXP B.V. (incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2008).
2.3		Agreement and Plan of Merger, dated as of September 26, 2006, by and among Acquicor Technology Inc., Joy Acquisition Corp., Jazz Semiconductor, Inc. and T.C. Group, L.L.C., as the stockholders’ representative (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 2, 2006).
3.1		Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.A.1 of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
3	.1.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2008).
3.2		Bylaws of Conexant Systems, Inc., as amended (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on December 24, 2009).
4.1		Specimen common stock certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form 10 (File No. 000-24923)).
4	.2*	Form of Preferred Stock Certificate.
4.3		Form of Indenture, governing Senior Debt Securities, between Conexant Systems, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.4		Form of Indenture, governing Subordinated Debt Securities, between Conexant Systems, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4	.5*	Form of Note for Senior Debt Securities.
4	.6*	Form of Note for Subordinated Debt Securities.
4	.7*	Form of Common Stock Warrant Certificate.
4	.8*	Form of Preferred Stock Warrant Certificate.
4	.9*	Form of Debt Warrant Certificate.
4	.10*	Form of Common Stock Warrant Agreement.
4	.11*	Form of Preferred Stock Warrant Agreement.
4	.12*	Form of Debt Warrant Agreement.
4	.13*	Form of Unit Agreement.
4.14		Indenture, dated as of March 7, 2006, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to J.P. Morgan Trust Company, National Association, as trustee, including the form of the Company’s 4% Convertible Subordinated Notes due March 1, 2026 attached as Exhibit A thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on March 8, 2006).
4	.14.1	Registration Rights Agreement, dated as of March 7, 2006, by and between the Company and Lehman Brothers, Inc. (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on March 8, 2006).
5.1		Opinion of O’Melveny & Myers LLP.
12.1		Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).
24.1		Powers of Attorney (included in this Registration Statement under “Signatures”).
25.1		Statement of Eligibility of Trustee.

*	To be filed, as applicable, by amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated herein by reference in connection with the offering of the securities.

ITEM 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on January 14, 2010.

CONEXANT SYSTEMS, INC.

By:	/s/ D. Scott Mercer
D. Scott Mercer
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jean Hu, Mark Peterson and Jasmina Theodore Boulanger, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. Scott Mercer D. Scott Mercer	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2010

/s/ Jean Hu Jean Hu	Chief Financial Officer and Senior Vice President, Business Development (Principal Financial and Accounting Officer)	January 14, 2010

/s/ William E. Bendush William E. Bendush	Director	January 14, 2010

/s/ Steven J. Bilodeau Steven J. Bilodeau	Director	January 14, 2010

/s/ Dwight W. Decker Dwight W. Decker	Director	January 14, 2010

/s/ F. Craig Farrill F. Craig Farrill	Director	January 14, 2010

Signature	Title	Date

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	January 14, 2010

/s/ Matthew E. Massengill Matthew E. Massengill	Director	January 14, 2010

/s/ Jerre L. Stead Jerre L. Stead	Director	January 14, 2010

Index to Exhibits

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement.
2.1		Asset Purchase Agreement, dated as of April 21, 2009, by and between Conexant Systems, Inc. and Ikanos Communications, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on April 24, 2009).
2.2		Asset Purchase Agreement, dated April 29, 2008, by and between the Company and NXP B.V. (incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2008).
2.3		Agreement and Plan of Merger, dated as of September 26, 2006, by and among Acquicor Technology Inc., Joy Acquisition Corp., Jazz Semiconductor, Inc. and T.C. Group, L.L.C., as the stockholders’ representative (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 2, 2006).
3.1		Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.A.1 of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
3	.1.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2008).
3.2		Bylaws of Conexant Systems, Inc., as amended (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on December 24, 2009).
4.1		Specimen common stock certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form 10 (File No. 000-24923)).
4	.2*	Form of Preferred Stock Certificate.
4.3		Form of Indenture, governing Senior Debt Securities, between Conexant Systems, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.4		Form of Indenture, governing Subordinated Debt Securities, between Conexant Systems, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4	.5*	Form of Note for Senior Debt Securities.
4	.6*	Form of Note for Subordinated Debt Securities.
4	.7*	Form of Common Stock Warrant Certificate.
4	.8*	Form of Preferred Stock Warrant Certificate.
4	.9*	Form of Debt Warrant Certificate.
4	.10*	Form of Common Stock Warrant Agreement.
4	.11*	Form of Preferred Stock Warrant Agreement.
4	.12*	Form of Debt Warrant Agreement.
4	.13*	Form of Unit Agreement.
4.14		Indenture, dated as of March 7, 2006, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to J.P. Morgan Trust Company, National Association, as trustee, including the form of the Company’s 4% Convertible Subordinated Notes due March 1, 2026 attached as Exhibit A thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on March 8, 2006).
4	.14.1	Registration Rights Agreement, dated as of March 7, 2006, by and between the Company and Lehman Brothers, Inc. (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on March 8, 2006).
5.1		Opinion of O’Melveny & Myers LLP.
12.1		Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).
24.1		Powers of Attorney (included in this Registration Statement under “Signatures”).
25.1		Statement of Eligibility of Trustee.

*	To be filed, as applicable, by amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference in connection with the offering of the securities.